Exhibit 99.1

Prime Health Services, Inc.

All Entities

Balance Sheet

As of 03/31/11

PHSI Total
ASSETS:
Cash and Equivalents	$183,048,842

Accounts Receivable	$1,012,375,600
Allowance for Bad Debt	(71,697,654)
Allowance for Contractuals & Oth Adj	(710,847,135)

Patient Accounts Receivable	$229,830,812

Other Receivables	$4,836,307
Inventories	6,041,534
Other Current Assets	3,275,981
Current Portion of Long-Term Notes Receivable	2,000,000
Current Portion of Related Party LT Notes Recv	0
Prepaid Insurance	53,276,015
Other Pre-Paid Expenses	5,396,277

Total Current Assets	$487,705,769

Land and Improvements	$42,715,973
Buildings and Improvements	119,566,946
Leaseholds	14,724,680
Equipment	180,892,577
Construction-In-Progress	7,849,602

Property and Equipment	$365,749,777

Less: Accumulated Depreciation	(104,551,855)

Net Property and Equipment	$261,197,923

Investments in Property Plant & Equipment	$26,820,981
Less: Accumulated Depreciation	0
Investments in Subsidiaries	0

Net Investments	$26,820,981

Long-Term Notes Receivable	$0
Related Party Long-Term Portion Notes Recv	123,246,505
Net Goodwill	13,707,802
Other Intangible Assets	10,714,326

Total Long-Term Assets	$435,687,537

TOTAL ASSETS	$923,393,305

LIABILITIES:
Accounts Payable	$36,850,734
Notes Payable	5,701,350
Capital Leases	5,439,459
Accrued Payroll	22,365,629
Accrued PTO	27,533,564
Accrued Payroll Taxes	17,770,434
IBNR	5,971,814
Other Accrued Expenses	6,546,470
Third-Party Settlements	(16,339,293)
Lines of Credit & Other Short-Term Debt	1,914,639
Current Portion of Long-Term Debt	0
Current Portion of Related Party Notes Payable	1,146,098
Other Liabilities	2,339,727

Total Current Liabilities	$117,240,626

Mortgages and Long-Term Notes Payable	$167,436,875

Related Party Notes Payable	$122,100,407

Total Intercompany/Intracompany	$(24,452,799)

Deferred Credits	$7,861,980
Deferred Taxes	0
Other Long-Term Liabilities	230,064,353

Total Long-Term Liabilities	$503,010,816

TOTAL LIABILITIES	$620,251,442

EQUITY:
Common Stock	$1,350,000
Additional Paid-in Capital	46,039,274
Other Equity	2,353,946
Retained Earnings PY	255,812,822
Distributions	(55,000,000)
Net Income	24,537,089
Non-controlling Interest	28,048,732

TOTAL EQUITY	$303,141,863

TOTAL LIABILITIES AND EQUITY	$923,393,305

PRIME HEALTHCARE SERVICES INC.

CONSOLIDATED INCOME STATEMENT

YTD MAR 31st, 2011

PHSI YTD Mar 2011
REVENUE
NET PATIENT REVENUE	$380,929,342
CAPITATION REVENUE	5,543,521
OTHER REVENUE	4,101,587

TOTAL OPERATING REVENUE	390,574,450
OPERATING EXPENSES
COMPENSATION AND EMPLOYEE BENEFITS	150,749,201
PROVISION FOR DOUBTFUL ACCOUNTS	70,067,723
GENERAL AND ADMINISTRATIVE	33,373,397
SUPPLIES	37,500,096
PROFESSIONAL SERVICES	27,621,187
DEPRECIATION / AMORTIZATION	8,329,440
MEDICAL CLAIMS	1,114,637

TOTAL OPERATING EXPENSES	328,755,681
NET OPERATING INCOME (LOSS)	61,818,769
INTEREST	9,232,148
INCOME TAX EXPENSE	800
Income Before Allocation to Non-Controlling Interest	52,585,821
Allocation of Income to Non-Controlling Interest	(28,048,732)
NET INCOME (LOSS)	24,537,089

PRIME HEALTHCARE SERVICES

CONSOLIDATED HYPERION CASH FLOWS STATEMENT

YTD FOR THE PERIOD ENDED 03/31/11

PHSI Total
Cash Flows from Operating Activities:
Controlling Interest in Net Income	$24,537,089
Adj to Reconcile Controlling Interest in Net Income to Net Cash:
Depreciation and Amortization	$8,329,440
Amortization of Loan Fees	167,922
Loss (Gain) on Sale of Assets	0
Loss from Joint Ventures	0
Provision for Doubtful Accounts	70,067,723
Non-Controlling Interest in Net Income	28,048,732
Changes in Assets & Liab Net of Acquisitions:	0
Patient Accounts Receivable	(88,468,087)
Supplies Inventory	(8,869)
Prepaid Expenses and Other Assets	3,418,828
Due to/from Related Parties	(21,239,202)
Accounts Payable	(4,642,460)
Accrued Expenses	16,879,736
Medical Claims Payable	136,602
Deferred Rent	555,364
Estimated 3rd Party Payer Settlements	48,627,214
Accrued Professional Liability Reserve	0

Net Cash Provided by / (Used for) Operating Activities	$86,410,033

Cash Flows from Investing Activities:
Purchase of Property and Equipment	$(6,132,841)
Proceeds Received from Sale of Property and Equipment	0
Investments in Joint Venture	0
Cash Paid for Acquisitions, Net of Cash Acquired	0
Proceeds / (Advances) on Notes Receivable	0

Net Cash Provided by / (Used for) Investing Activities	$(6,132,841)

Cash Flows from Financing Activities:
Net Borrowings / (Pay Down) on Line of Credit	$(3,398,611)
Proceeds from / (Re-Payments of) Long-Term Debt Borrowing	70,000,000
Payments on Capital Lease Obligations	(309,501)
Loan Fees Paid in Connection with Financing of Debt	(503,766)
Distribution to Non-Controlling Interest	(55,000,000)
Distribution to Stockholder	14,823,886

Net Cash Provided by / (Used for) Financing Activities	$25,612,008

Net Change in Cash and Cash Equivalents	$105,889,200

Beginning Cash Balance	$77,159,642

Ending Cash Balance	$183,048,842

Check Figure	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING & FINANCING ACTIVITIES:
Capital lease obligations incurred for the acquisition of property and equipment	$773,786
Note payable obligation incurred for the acquisition of property and equipment	$0